UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30833	04-3110160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Manning Road
Billerica, MA 01821

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On May 15, 2012, Bruker Corporation (the “Company”) provided the following information to ISS Corporate Services (“ISS”) regarding certain proposed director elections to be voted on at the Company’s Annual Meeting of Stockholders (the “2012 Annual Meeting”) to be held on May 18, 2012. In the Proxy Services Advisory report (the “Report”) published by ISS on May 5, 2012, ISS recommends that Company shareholders withhold votes from two director nominees, Richard D. Kniss and William A. Linton, based on their respective attendance records at Company board meetings during the fiscal year ended December 31, 2011. Both of these nominees, standing for re-election at the 2012 Annual Meeting, were most recently elected by shareholders to three-year terms at the Company’s 2009 Annual Meeting.

Director nominee Richard Kniss has served as an independent director of the Company since 2003. Mr. Kniss has provided dedicated service and a high level of commitment to the Board throughout his tenure, having served on the Compensation Committee since 2003 and as the Chairman of the Compensation Committee since 2009.  Since joining the Board, Mr. Kniss’ attendance record has been strong. For example, during his current three-year term, Mr. Kniss attended 80% of the aggregate number of meetings of the Board and the Compensation Committee in 2009 and 100% of the aggregate number of meetings of the Board and the Compensation Committee in 2010. In 2011, on an aggregate basis, Mr. Kniss attended five of seven total meetings held by the Board and the Compensation Committee, or over 71% of such aggregate meetings. Additionally, as Chairman of the Compensation Committee, Mr. Kniss has also devoted significant time and attention to compensation matters outside the formal meeting context to ensure that the Compensation Committee effectively fulfills its obligations to shareholders.

Director nominee William A. Linton has served as an independent director of the Company since 2000 and as lead director since 2004, in which role he acts as an important advisor to the Chairman and CEO on governance and policy matters, as well as the principal liaison between the Chairman and the independent directors. Dr. Linton has consistently represented the interests of the Company’s shareholders through dedicated service and commitment throughout his Board tenure. In addition to his service as lead director, Dr. Linton served on the Compensation Committee from 2000 until November 2009, acting as Chairman of that committee throughout most of his tenure. In 2010, Dr. Linton was elected to the Company’s newly-formed Nominating Committee, on which he continues to serve. Dr. Linton’s attendance record has also been strong. For example, during his current three-year term, Dr. Linton attended 90% of the aggregate number of meetings of the Board and the Compensation Committee in 2009 and 86% of the total number of meetings of the Board in 2010. During 2010, the Nominating Committee did not conduct a formal meeting and is therefore not included in the attendance calculation for that year. In 2011, Dr. Linton attended six of eight total meetings held by the Board and the Nominating Committee, or 75% of such meetings on an aggregate basis.

As indicated above, both Mr. Kniss and Dr. Linton have a long history of exemplary service to the Company’s shareholders. In addition to the Board service outlined above, during 2007 both Mr. Kniss and Dr. Linton served on a special committee of independent Board members formed to represent the interests of unaffiliated shareholders in connection with a significant acquisition by the Company of entities controlled by the family of Dr. Frank Laukien, the Company’s Chairman and CEO. The Company has provided this information to ISS because the Company strongly believes that the recommendation of ISS to withhold votes for these candidates, based on incomplete analysis of disclosure in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders that Mr. Kniss and Dr. Linton each attended less than 75% of the meetings of the Board held in 2011, does not accurately reflect either the nominees’ complete records of attendance or their demonstrated long-standing commitment to fulfilling their obligations as directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION
(Registrant)

Date: May 15, 2012	By:	/s/ Frank H. Laukien
Frank H. Laukien, Ph.D.
President and Chief Executive Officer